Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 15, 2025 with respect to the consolidated financial statements of Reitar Logtech Holdings Limited, for the year ended March 31, 2025 on Form F-3 of PReitar Logtech Holdings Limited to be filed with the Securities and Exchange Commission on November 26, 2025.

/S/ Enrome LLP
Singapore
November 26, 2025

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